LIMITED POWER OF ATTORNEY

	Know all men by these presents, that I,

Paul M. Kraus, the undersigned, of 1833 S. Holland-Sylvania Road
(address),
City of Maumee, County of Lucas, State of Ohio, hereby make, constitute and appoint each of Gary L. Smith, Mary J. Schroeder, and
Nicholas C. Conrad,
each of The Andersons, Inc., 480 W. Dussel Drive,
Maumee, Ohio, 43537 my
true and lawful limited attorney-in-fact for me and in my name, place and stead giving severally unto said Gary L. Smith, Mary J. Schroeder, and
Nicholas C. Conrad full power individually to execute and to file with the Securities and Exchange Commission ("SEC") as my limited attorney-in-fact, any and all SEC Forms 3, 4, 5 or 144 required to be filed under the Securities Act of 1933 or the Securities
Exchange Act of 1934, each as
amended, in connection with my beneficial ownership of equity securities of
The Andersons, Inc. for the calendar
years 2006 and 2007.

	   The
rights, powers, and authority of each
limited attorney-in-fact herein
granted shall commence and be in full
force and effect as of the date
hereof; and such rights, powers, and
authority shall remain in full force
and effect thereafter through and
including January 7, 2008.


	IN
WITNESS WHEREOF, the
undersigned has executed this Limited Power of Attorney as of this
___8th__ day of _December___, __2005_____.




__Paul M. Kraus______
						Name





STATE OF Ohio   )
		) ss
COUNTY OF Lucas )


	On
this __8th_____ day of _December_____, ____2005______, before me a notary
public in and for said state, personally appeared _Paul M. Kraus_, to me personally known, who being duly sworn,acknowledged that he had executed the foregoing instrument for purposes therein mentioned and set forth.



									   __Brenda S. McBride________


						Notary Public





_03-30-10______________
						My Commission Expires